Exhibit 3.1

[SEAL]	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708
Entity # E0184562005-6 Document Number 20050105273-35
ARTICLES OF INCORPORATION Pursuant to NRS 78				Date Filed: 4/5/2005 4:02:39 PM In the office of /s/ Dean Heller Dean Heller Secretary of State
Important: Read attached instructions before completing form.			ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation	TOMI HOLDINGS INC.
2.	Resident Agent Name and Street Address (Must be a Nevada address where process may be served)	CSC SERVICES OF NEVADA, INC. Name
		502 E. JOHN ST. Street Address	CARSON CITY, City	NEVADA State	89706 Zip Code
		Optional Mailing Address	City	State	Zip Code
3.	Shares (Number of shares corporation authorized to issue)	Number of shares 100,000,000 common with par value: 5,000,000 preferred Par value: $ .001 Number of shares without par value:
4.	Name and Addresses of Board of Directors/Trustees (Attach additional page if there are more than 3 directors/trustees)	REBECCA PONCINI Name
		7131 SPICER DRIVE Street Address	CITRUS HEIGHTS, City	CA State	95621 Zip Code
5..	Purpose (Optional - See Instructions)	The purpose of this Corporation shall be:
6.	Names, Address and Signature of Incorporator (Attach additional page if there is more than 1 incorporator)	C. WOODGATE Name		/s/ C. Woodgate Signature
		502 E. JOHN ST. Street Address	CARSON CITY, City	NEVADA State	89706 Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above-named corporation. CSC Services of Nevada, Inc. By: /s/ C. Woodgate 3/18/05 Authorized Signature of R.A. or On Behalf of R.A. Company Date
This form must be accompanied by appropriate fees. See attached fee schedule.			Nevada Secretary of State Form 78 ARTICLES.2003 Revised on: 09/29/03